UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

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FORTINET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Fortinet, Inc., a Delaware corporation, will be held on Friday, June 17, 2016, at 10:00 a.m., Pacific time, at Fortinet’s principal executive offices located at 899 Kifer Road, Sunnyvale, CA 94086, for the following purposes:

1.	To elect the two Class I directors listed in the accompanying proxy statement to serve for a term of three years or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	An advisory vote to approve named executive officer compensation.
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2016 Annual Meeting at the time and on the date specified above or at any time and date to which the 2016 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 20, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 20, 2016 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2016 Annual Meeting and any meetings pursuant to postponements or adjournments of the 2016 Annual Meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 29, 2016.

Your vote is very important. Whether or not you plan to attend the 2016 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the Internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2016 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,

Ken Xie
Chief Executive Officer and Chairman of the Board of Directors

Sunnyvale, California
April 29, 2016

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
Can I attend the 2016 Annual Meeting?	1
Who is entitled to vote at the 2016 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2
How can I vote my shares in person at the 2016 Annual Meeting?	2
How can I vote my shares without attending the 2016 Annual Meeting?	3
How many shares must be present or represented to conduct business at the 2016 Annual Meeting?	3
What proposals will be voted on at the 2016 Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
How are votes counted?	3
How does the Board of Directors recommend that I vote?	4
What happens if additional matters are presented at the 2016 Annual Meeting?	4
Can I change my vote?	4
What happens if I decide to attend the 2016 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?	4
What should I do if I receive more than one set of voting materials?	5
Is my vote confidential?	5
Who will serve as inspector of election?	5
Where can I find the voting results of the 2016 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2016 Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5
How may I obtain a separate set of proxy materials or the 2015 Annual Report?	6
PROPOSAL ONE — ELECTION OF DIRECTORS	7
General	7
Nominees	7
Information Regarding the Board of Directors and Director Nominees	8
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
General	11
Principal Accounting Fees and Services	11
Approval of Audit and Non-Audit Services	11

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FORTINET, INC.
899 Kifer Road
Sunnyvale, CA 94086

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND
PROCEDURAL MATTERS

Q:	Why am I receiving these materials?
A:	The Board of Directors of Fortinet, Inc. is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) to be held on Friday, June 17, 2016 at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement.

We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 29, 2016. Copies of our proxy materials and 2015 Annual Report are available at www.envisionreports.com/FTNT.

The 2016 Annual Meeting will be held at Fortinet’s principal executive offices, located at 899 Kifer Road, Sunnyvale, CA 94086. The telephone number at that location is (408) 235-7700. As a stockholder, you are invited to attend the 2016 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the 2016 Annual Meeting on the Internet; and
•	Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:	Can I attend the 2016 Annual Meeting?
A:	You are invited to attend the 2016 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 20, 2016 (the “Record Date”). You should bring proof of ownership and photo identification for entrance to the 2016 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures. Stockholders may request directions to our principal executive offices in order to attend the 2016 Annual Meeting by calling (408) 235-7700.

Q:	Who is entitled to vote at the 2016 Annual Meeting?
A:	You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 171,617,361 shares of Fortinet common stock outstanding and entitled to vote at the 2016 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.
Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:	If your shares are registered directly in your name with Fortinet’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record,” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2016 Annual Meeting.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2016 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2016 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2016 Annual Meeting. If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are a NASDAQ-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of NASDAQ-listed companies. As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors and the advisory resolution on executive compensation.
•	Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2016 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on routine matters or (2) leave your shares unvoted.

A broker “non-vote” occurs when your broker, trustee or nominee does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you as the beneficial owner.

Q:	How can I vote my shares in person at the 2016 Annual Meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the 2016 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2016 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2016 Annual Meeting, we recommend that you also submit your vote as described in the Notice and as described below, so that your vote will be counted even if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2016 Annual Meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2016 Annual Meeting. There are three ways to vote by proxy:

By mail — If you are a stockholder of record, you may vote by submitting a proxy card — please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — please refer to the voting instructions provided to you by your broker, trustee or nominee.

By Internet — Stockholders of record of Fortinet common stock with Internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m., Eastern time, on June 16, 2016 or by following the instructions at www.envisionreports.com/FTNT. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:	How many shares must be present or represented to conduct business at the 2016 Annual Meeting?
A:	The presence of the holders of a majority of the shares entitled to vote at the 2016 Annual Meeting is necessary to constitute a quorum at the 2016 Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the 2016 Annual Meeting or (2) represented by proxy.

Under Delaware law, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the 2016 Annual Meeting. However, as discussed above, under “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” brokers have limited discretionary authority to vote shares that are beneficially owned and, therefore, are not entitled to vote on non-routine matters in the absence of voting instructions from the beneficial owner of such shares.

Q:	What proposals will be voted on at the 2016 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2016 Annual Meeting are:
•	The election of the two Class I directors set forth in Proposal One to serve for a term of three years or until their respective successors are duly elected and qualified;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	An advisory vote to approve our named executive officer compensation.
Q:	What is the voting requirement to approve each of the proposals?
A:	We adopted a majority voting standard for uncontested elections of directors (Proposal One), which means that to be elected, a director nominee must receive a majority of the votes cast, i.e., the number of shares voted “FOR” a director nominee must exceed the votes cast “AGAINST” that nominee.

The affirmative vote of a majority of the shares of our common stock that are present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and approve the advisory resolution on executive compensation (Proposal Three).

Q:	How are votes counted?
A:	You may vote “FOR” or “AGAINST” each of the nominees for election as director (Proposal One) and on the remaining proposals to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and to approve an advisory resolution on executive compensation (Proposal Three).

Abstentions are deemed to be shares present or represented by proxy and entitled to vote. Abstentions have no effect on Proposal One and the same effect as a vote against Proposals Two and Three. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposals One and Three. Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two. If a broker chooses not to vote shares for or against Proposal Two, it would have the same effect as an abstention.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2016 Annual Meeting (and not revoked) will be voted at the 2016 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares:
•	“FOR” the two nominees for election as Class I directors (Proposal One);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal Two); and
•	“FOR” the advisory resolution on named executive officer compensation (Proposal Three).
Q:	What happens if additional matters are presented at the 2016 Annual Meeting?
A:	If any other matters are properly presented for consideration at the 2016 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2016 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and John Whittle, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2016 Annual Meeting.
Q:	Can I change my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2016 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 899 Kifer Road, Sunnyvale, CA 94086 prior to your shares being voted, or (3) by attending the 2016 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2016 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2016 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?
A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2016 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2016 Annual Meeting. Please be aware that attendance at the 2016 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2016 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. If you are a beneficial owner and you wish to attend the 2016 Annual Meeting but do not intend to vote in person or revoke your prior voting instructions, you do not need to obtain a legal proxy but you will need to bring proof of ownership and photo identification.

Q:	What should I do if I receive more than one set of voting materials?
A:	If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.
Q:	Who will serve as inspector of election?
A:	The inspector of election will be a representative of Computershare.
Q:	Where can I find the voting results of the 2016 Annual Meeting?
A:	We will announce preliminary voting results at the 2016 Annual Meeting and publish them on our web site at investor.fortinet.com/annual-proxy.cfm. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the 2016 Annual Meeting, which will also be available on our website.
Q:	Who will bear the cost of soliciting votes for the 2016 Annual Meeting?
A:	Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including nominations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2017 Annual Meeting, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than December 30, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Fortinet’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Fortinet mailed its proxy materials or the Notice (whichever is earlier) to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, the Notice Period for the 2017 Annual Meeting will start on February 13, 2017 and end on March 15, 2017.

If a stockholder who has notified Fortinet of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2015 Annual Report?
A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2015 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2015 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2015 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 899 Kifer Road, Sunnyvale, CA 94086, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2015 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Nominees

Two candidates have been nominated for election as Class I directors at the 2016 Annual Meeting for a three-year term expiring in 2019. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ming Hsieh and Christopher B. Paisley for election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he should serve as a director has been added following each of the director and nominee biographies.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2016 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy card or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the two persons recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF MING HSIEH AND CHRISTOPHER B. PAISLEY.

Information Regarding the Board of Directors and Director Nominees

The names of the members of our Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2016, are set forth below.

Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	53	Chief Executive Officer and Chairman of the Board of Directors
Michael Xie	47	President, Chief Technology Officer and Director
Ming Hsieh(1)(2)(3)	60	Director and Director Nominee
Gary Locke(3)***	66	Director
William H. Neukom(2)(3)**	74	Director
Christopher B. Paisley(1)(2)*†	63	Director and Director Nominee
Judith Sim(1)	47	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.
*	Chairman of Audit Committee.
**	Chairman of Compensation Committee.
***	Chairman of Nominating and Corporate Governance Committee.
†	Lead Independent Director.

Ken Xie has served as Chief Executive Officer and a member of our Board of Directors since he co-founded the company in October 2000. He previously served as our President until November 2013. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc. (“NetScreen”), a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Ken Xie was Chief Executive Officer of SIS, Inc. and is a member of the National Academy of Engineering. In addition to our Board of Directors, Mr. Ken Xie has served on the board of directors of TeleNav, Inc. since July 2012. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 20 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, NetScreen and SIS and as President and Chief Executive Officer of each of the foregoing companies.

Michael Xie has served as our President and Chief Technology Officer since November 2013 and as a member of our Board of Directors since February 2001. He previously served as our Vice President of Engineering and Chief Technology Officer since co-founding the company in October 2000. Prior to co-founding Fortinet, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for NetScreen, and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. degree in electrical engineering from the University of Manitoba in Canada as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 15 years of technical and operational experience in the network security industry, which includes positions as the President and Chief Technology Officer of Fortinet, Vice President of Engineering for ServGate Technologies, Inc. and Software Director and Architect for NetScreen.

Ming Hsieh has served as a member of our Board of Directors since April 2013. Mr. Hsieh has served as the Chairman and Chief Executive Officer of Fulgent Therapeutics Inc., a cancer drug research and development company, since September 2012. From October 2010 to June 2012, Mr. Hsieh served as the President of 3M Cogent, Inc., a provider of global biometric identification solutions, following the acquisition of Cogent, Inc. by 3M Company in 2010. Prior to the acquisition, Mr. Hsieh served as the Chief Executive Officer, President and Chairman of the board of directors of Cogent since founding Cogent in 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier Corporation, a manufacturer of semiconductors, from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

Mr. Hsieh has leadership, operational and executive experience by serving as Chief Executive Officer, President and Chairman of the board of directors of Cogent, Inc.

Gary Locke has served as a member of our Board of Directors since September 2015. Mr. Locke is the former Governor of the State of Washington, serving two consecutive terms from 1997 to 2005. With more than 20 years of public service leadership, Mr. Locke brings extensive knowledge on corporate and global issues related to the cybersecurity challenges of government organizations. From 2009 to 2011, Mr. Locke ran the U.S. Department of Commerce as the Commerce Secretary. He also served as the United States Ambassador to China from 2011 until 2014. In addition to his public service, Mr. Locke has extensive experience in international law and government relations. Mr. Locke received a B.A. in political science from Yale University and a J.D. from Boston University.

Mr. Locke has committed more than 20 years to public service and has extensive leadership and executive experience from his roles as the Governor of Washington, Secretary of Commerce and U.S. Ambassador to China.

William H. Neukom has served as a member of our Board of Directors since January 2013. From October 2008 to December 2011, Mr. Neukom was the Managing General Partner and Chief Executive Officer of San Francisco Baseball Associates, L.P., the ownership group of the San Francisco Giants major league baseball team, and served as its Chairman Emeritus during 2012. Mr. Neukom is the Founder, President and Chief Executive Officer of the World Justice Project, a 501(c)(3) organization, which he founded in 2006. He was a partner of the international law firm Preston, Gates & Ellis, LLP from 1979 to 1985 and from 2002 through its merger with Kirkpatrick and Lockhart in 2007 and was appointed its Chairman in 2004. Mr. Neukom is currently a retired partner in the Seattle office of K&L Gates LLP. From 1985 to 2002, Mr. Neukom was the Head of Law and Corporate Affairs for Microsoft Corporation. Mr. Neukom received an A.B. from Dartmouth College and an LL.B. from Stanford University.

Mr. Neukom has business leadership, operational and executive experience as a result of his service as Managing General Partner and Chief Executive Officer of the San Francisco Baseball Associates L.P., as a partner at an international law firm and as the Head of Law and Corporate Affairs for Microsoft Corporation.

Christopher B. Paisley has served as a member of our Board of Directors since February 2004 and as our Lead Independent Director since July 2012. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as lead independent director of Equinix, Inc., a provider of network colocation, interconnection and managed services, a member of the board of directors of Fitbit, Inc., a connected health and fitness company, a member of the board of directors of Ambarella, Inc., a developer of low-power, high-definition video compression and image processing semiconductors, and a member of the board of directors of YuMe, Inc., a provider of digital video brand advertising solutions. He also served as a director of Volterra Semiconductor, Inc., a provider of power management semiconductors, from April 2007, and as its Chairman from August 2007, until its acquisition by Maxim Integrated Products, Inc. in October 2013, a director of Bridge Capital Holdings, a bank holding company, from August 2011 until June 2015 and a director of Control4 Corporation, a home automation company, from May 2006 until August 2015. Mr. Paisley holds a B.A. in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles.

Mr. Paisley has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer of 3Com Corporation and in other finance roles and currently as a professor in the field of accounting and finance. Mr. Paisley also has over 15 years of outside board experience at the aforementioned companies and numerous other public and private companies.

Judith Sim has served as a member of our Board of Directors since June 2015. Ms. Sim joined Oracle Corporation in 1991 and has held various customer-related and marketing positions at Oracle, including most recently as its Chief Marketing Officer since 2005. Ms. Sim received a B.S. in dietetics from the University of California at Davis.

Ms. Sim has leadership and executive experience from her position as head of marketing programs at Oracle, including experience in field marketing, corporate communications, global customer programs, advertising, campaigns, events and corporate branding.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2016, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the 2016 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit Fees(1)	$2,045,019	$1,695,284
Tax Fees(2)	376,208	429,626
Other Fees(3)	26,950	10,500
Total	$2,488,177	$2,135,410

(1)	Total Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, audit of our internal control over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.
(2)	Tax Fees consist of fees for services mainly related to Federal and state income tax compliance, study related to research and development credits, domestic production activities and section 382 analysis in connection with the acquisition of Meru Networks, Inc.
(3)	Other Fees consist of products and services provided by Deloitte & Touche LLP that are not included in the service categories reported above.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve, in advance, the scope and plans for all audits and audit fees and (ii) approve, in advance, all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in fiscal 2015 and fiscal 2014 were approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Schedule 14A of the Securities Exchange Act and the corresponding SEC rules, Fortinet is seeking stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Compensation Committee or our Board of Directors. Following the 2016 Annual Meeting, the next such non-binding advisory vote to approve our named executive officers’ compensation as a whole is scheduled to occur at the 2017 Annual Meeting.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders and the say-on-pay vote provides information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We believe that the information we have provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s proxy statement for the 2016 Annual Meeting pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistent with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Conduct and Ethics, which is applicable to our and our subsidiaries’ directors, officers and employees. The Code of Business Conduct and Ethics is available on Fortinet’s website at investor.fortinet.com/governance.cfm. Fortinet will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to establish the corporate governance policies which provide a structure within which our Board of Directors and management can effectively pursue Fortinet’s objectives for the benefit of our stockholders. Fortinet’s Corporate Governance Guidelines are available on Fortinet’s website at investor.fortinet.com/governance.cfm.

Majority Voting Standard for Director Elections and Director Resignation Policy

Our Bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender his or her irrevocable resignation upon his or her election or re-election. The majority voting standard provides that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition our Corporate Governance Guidelines address, among other provisions, the “holdover” director situation under the Delaware General Corporation Law (pursuant to which a director remains on the board of directors until his or her successor is elected and qualified), by requiring each incumbent nominee to submit an irrevocable contingent resignation letter. Such resignation becomes effective only upon (x) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (y) our Board of Directors’ acceptance of such resignation. If the nominee does not receive more votes cast FOR his election than AGAINST his election, our Nominating and Corporate Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Director Independence

Our Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, all of the current members of the Board of Directors and nominees for director are “independent directors” as that term is defined in NASDAQ’s listing standards.

Board Meetings and Committees

During fiscal 2015, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is currently comprised of Messrs. Hsieh and Paisley and Ms. Sim, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Paisley is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Paisley is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;
•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement; and
•	reviewing and overseeing related-person transactions.

The Audit Committee held nine meetings during fiscal 2015. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

The Audit Committee Report is included in this proxy statement on page 41.

Compensation Committee

Our Compensation Committee is currently comprised of Messrs. Hsieh, Neukom and Paisley, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Neukom is currently the Chairman of our Compensation Committee.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, equity compensation, and other benefits, compensation or arrangements;
•	reviewing and recommending compensation goals and bonus and stock compensation criteria for our executive officers;
•	preparing the Compensation Committee Report that the SEC requires to be included in our annual proxy statement; and
•	administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Compensation Committee held four meetings during fiscal 2015. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

The Compensation Committee Report is included in this proxy statement on page 27.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is currently comprised of Messrs. Hsieh, Locke and Neukom, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Locke is the Chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;
•	reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines;

•	overseeing the evaluation of our Board of Directors; and
•	recommending members for each committee of our Board of Directors.

The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Nominating and Corporate Governance Committee held three meetings during fiscal 2015. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

Messrs. Hsieh, Neukom and Paisley served as members of the Compensation Committee during fiscal 2015. In addition, Chenming Hu served as a member of the Compensation Committee during fiscal 2015 until our annual meeting in June 2015. None of the members of our Compensation Committee during fiscal 2015 is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee during fiscal 2015.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure depending on what the Board of Directors determines is in the company’s best interests at a given time. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of our stockholders. A copy of our Corporate Governance Guidelines is available on our website at investor.fortinet.com/governance.cfm.

Mr. Paisley currently serves as our Lead Independent Director and Mr. Ken Xie serves as our Chairman and Chief Executive Officer. In addition to the duties of all members of the Board of Directors, Mr. Paisley’s principal responsibilities as the Lead Independent Director of the Board of Directors are to preside over executive sessions of the Board of Directors, review and comment on the agenda for meetings of the Board of Directors in consultation with the Chairman and Chief Executive Officer and other members of the Board of Directors, act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues, raise issues with management on behalf of the independent directors when appropriate and assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

Our Board of Directors believes that the current leadership structure provides an appropriate balance between strong leadership from our Chairman and Chief Executive Officer and oversight by independent directors. In particular, this structure capitalizes on the expertise and experience of Messrs. Ken Xie and Paisley as it permits Mr. Xie to serve as a bridge between the Board of Directors and management, helping both to act with a common purpose, and providing critical leadership for carrying out our strategy and confronting challenges, while Mr. Paisley ensures independence of the Board of Directors from management and as Lead Independent Director can call and chair meetings of the independent directors separate and apart from the Chairman. The Board of Directors also believes that there may be other advantages to having a Lead Independent Director for matters such as communications and relations between the Board of Directors, the Chief Executive Officer, and other senior management, and in assisting the Board of Directors in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board’s Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. The charter of the Audit Committee provides that one of the Audit Committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet.

At periodic meetings of the Board of Directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Fortinet, Inc., 899 Kifer Road, Sunnyvale, CA 94086, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Fortinet within the last three years and evidence of the nominating person’s ownership of Fortinet’s common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board of Directors, including issues of character, judgment, diversity, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. There are no differences in the manner by which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee evaluates the current composition and organization of the Board of Directors.
•	The Nominating and Corporate Governance Committee recommends for approval by our Board of Directors on an annual basis desired qualifications and characteristics for membership on the Board of Directors.
•	The Nominating and Corporate Governance Committee evaluates the performance of individual members of our Board of Directors eligible for re-election and selects, or recommends for the selection of the Board of Directors, the director nominees by class for election to the Board of Directors by our stockholders at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current composition and organization of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as character, judgment, diversity, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate. The Nominating and Corporate Governance Committee considers diversity of skills, experience, gender and race, among other factors, in evaluating candidates for the Board of Directors.
•	While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular, (4) have qualifications that will increase overall effectiveness of the Board of Directors and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
•	With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.
•	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•	The Nominating and Corporate Governance Committee will apply these same principles when evaluating candidates for the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.
•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board of Directors the director nominees.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet welcomes, but does not require, directors to attend. Ken Xie was the only director who attended Fortinet’s 2015 Annual Meeting of the Stockholders (the “2015 Annual Meeting”).

Contacting the Board of Directors

Stockholders who wish to communicate with the members of our Board of Directors may do so by sending Fortinet’s Corporate Secretary a letter c/o Fortinet at 899 Kifer Road, Sunnyvale, CA 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of our Board of Directors, or if none is specified, to the Lead Independent Director.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fortinet and other biographical information, as set forth below, are as of March 31, 2016. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	53	Chief Executive Officer and Chairman of the Board of Directors
Michael Xie	47	President, Chief Technology Officer and Director
Andrew Del Matto	57	Chief Financial Officer
John Whittle	47	Vice President of Corporate Development, General Counsel and Corporate Secretary

Ken Xie.  For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors —  Information Regarding the Board of Directors and Director Nominees.”

Michael Xie.  For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Andrew Del Matto has served as our Chief Financial Officer since January 2014. From January 2005 to December 2013, Mr. Del Matto served in various positions at Symantec Corporation, including acting Chief Financial Officer since October 2013 and its Senior Vice President and Chief Accounting Officer since April 2012. At Symantec, Mr. Del Matto also served as Corporate Treasurer and Vice President of Finance Business Operations since September 2009 and prior to that led the Corporate Financial Planning and Analysis and Revenue Operations teams. Prior to joining Symantec, Mr. Del Matto was employed by Inktomi Corporation and SGI Corporation in a variety of finance and accounting leadership roles. Mr. Del Matto started his career with KPMG LLP as a certified public accountant. Mr. Del Matto holds a B.S. from Ohio University and an M.B.A. from Golden Gate University.

John Whittle has served as our Vice President and General Counsel since October 2006, Corporate Secretary since January 2007 and Vice President of Corporate Development since October 2010. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider, through the acquisition of Corio by International Business Machines Corporation (“IBM”), a provider of integrated solutions that leverage information technology and business processes. Mr. Whittle worked from March 2005 to March 2006 with IBM following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters and initial and follow-on public offerings. Mr. Whittle holds a B.A. degree in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis provides information about the 2015 compensation arrangements for each individual who served as one of our executive officers during 2015, who were as follows:

•	Ken Xie, our Chief Executive Officer;
•	Michael Xie, our President and Chief Technology Officer;
•	Andrew Del Matto, our Chief Financial Officer; and
•	John Whittle, our Vice President of Corporate Development, General Counsel and Corporate Secretary.

We refer to these individuals as “named executive officers” in this proxy statement. This compensation discussion and analysis should be read together with the compensation tables and related disclosures that follow it. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

    Overview

We compete with many other technology companies in seeking to attract and retain a skilled workforce. We also seek to keep our employees motivated. To meet these challenges, we designed our compensation programs to attract, retain and motivate our named executive officers to enhance stockholder value by:

•	offering base pay to our named executive officers that is competitive compared with market and peer company data for the technology industry;
•	offering total compensation opportunities for our named executive officers that are competitive compared with the opportunities offered by companies similar to us within the technology industry;
•	linking named executive officer compensation to our operating, financial and stock price performance by making elements of each executive’s compensation dependent on our overall company performance and the creation of stockholder value;
•	emphasizing equity pay and long-term incentives for our named executive officers so they have incentives to contribute towards our growth and the creation of long-term value for our stockholders; and
•	ensuring fairness among our executive team by recognizing the contributions each executive makes to our success.

Because our compensation programs are designed to align our executives’ compensation to our operating, financial and stock price performance, you should consider our executive compensation decisions in the context of these areas of performance during fiscal 2015, including:

•	Total revenue for fiscal 2015 was $1.01 billion, an increase of 31% compared to $770.4 million for fiscal 2014;
•	GAAP operating income for fiscal 2015 was $14.9 million, compared to $59.3 million for fiscal 2014; and
•	Our stock price as of December 31, 2015 was $31.17, an increase of approximately 1.7% compared to $30.66 as of December 31, 2014.

    Role of the Compensation Committee in Executive Compensation Decisions

The Compensation Committee of our Board of Directors has overall responsibility for approving the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board of Directors. See “Corporate Governance — Board Meetings and Committees — Compensation Committee” for more detail about the responsibilities and procedures of the Compensation Committee.

    Role of Compensation Consultant

In determining executive compensation, the Compensation Committee of our Board of Directors has considered, at least annually, an analysis from an independent third-party compensation consultant and reserves the right to consider analyses from more than one compensation consultant.

For fiscal 2015, the Compensation Committee engaged Compensia to provide a competitive market assessment of Fortinet’s executive compensation program and to report on the results of such assessment. The compensation consultant has provided market and peer company compensation data as one consideration for the Compensation Committee as discussed in more detail below under “— Determining the Amount of Elements of Executives’ Compensation in 2015.” Based on consideration of the various factors set forth in the SEC rules and NASDAQ listing standards, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has raised any conflict of interest.

    Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our Chief Executive Officer, Mr. Ken Xie, when discussing the performance of and compensation levels for named executive officers other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other named executive officers participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Our stockholders will have the opportunity again at this year’s Annual Meeting to vote on our named executive officer compensation through the stockholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal Three in this proxy statement. At each of our past two annual meetings of stockholders, over 98% of the stockholder votes cast were cast in favor of our named executive officer compensation. The Compensation Committee considers input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns. Since the 2015 stockholder vote on executive compensation occurred after the Compensation Committee had established all of the compensation elements for 2015, our Compensation Committee would only take into consideration last year’s stockholder vote in establishing executive compensation in 2016. We encourage you to review this “Executive Compensation” section, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Elements of Our Compensation Program

The four key elements of our compensation package for named executive officers are base pay, equity-based awards, variable pay and our benefits programs. As a total package, we design our compensation program to enable us to attract and retain talent who add to Fortinet’s long-term value. The individual elements of Fortinet’s compensation program are designed to satisfy this larger goal in specific ways as described below. For a detailed discussion of the amounts awarded to our named executive officers during 2015, see “— Determining the Amount of Elements of Executives’ Compensation in 2015 ” below.

Base Pay.  We establish base pay that is both reasonable and competitive in relation to the surveyed market of similar companies in the technology industry. We monitor competitive base pay levels at least annually and make adjustments to base pay as appropriate. In general, a named executive officer’s base pay level should reflect that individual’s overall sustained performance and contribution over time. We design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. Any increases in base pay are provided generally on an annual basis.

Equity-Based Awards.  We design our equity programs to be both reasonable and competitive in relation to the market. Stock options, restricted stock units (“RSUs”), which represent a right to receive shares of our common stock upon vesting over time, and performance stock units (“PSUs”), which are similar to RSUs but for which payout is based on the satisfaction of performance criteria determined by our Compensation

Committee, which are designed to reflect and reward sustained performance over time, as reflected in improved overall company value. As described in more detail below, we design equity-based compensation to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders. A number of factors are considered when determining the size of equity grants, including peer group data, named executive officer performance, retention value, the value of unvested equity awards already held by the named executive officer, and a review of the named executive officer’s overall compensation package, which takes into account our approach to base pay and variable pay. Initial grants upon hire are generally designed to attract experienced executives with established records of success and help retain them over the long term. Subsequent grants to named executive officers are designed to help retain and incentivize named executive officers.

The Compensation Committee granted refresh awards of RSUs and PSUs to named executive officers in January 2015. The Compensation Committee grants PSUs in order to create a stronger and more visible link between executive pay and the company’s stock price performance; to further align our executives’ interests with those of our stockholders; to mitigate the impact of the volatility of the broader stock market on our equity programs; to better incentivize and retain our senior executives; and to move to a long-term incentive program that is more consistent with practices at peer companies. The PSUs granted in 2015 vest up to 50% at the end of a two-year service period ending in February 2017, and up to the remaining 50%, plus any unvested shares from the two-year period, at the end of a three-year service period ending in February 2018, based on the company’s relative stock price performance over those respective periods compared to the performance of the NASDAQ Composite Index, with the “Award Multiplier” below applied to the amount of the original grant to vest:

Fortinet Stock Price Performance Relative to NASDAQ Composite Index	Award Multiplier
+25% points or greater	150%
+12.5% points	125%
0% points	100%
-16.7% points	50%
-33.3% points or less	0%

Stock price performance is measured using the average share price of the applicable stock during the final 90 trading days of the two- or three-year performance period divided by the average share price during the 90 trading days ending on the trading day prior to the first day of the two- or three-year performance period, including the value attributable to reinvestment of dividends, if any. The Compensation Committee believes that RSUs and PSUs serve to align executive pay with stockholder value because the ultimate compensation opportunity correlates with the company’s stock price over an extended period of time and, in the case of the PSUs, with Fortinet’s performance compared to that of the broader stock market, represented by the NASDAQ Composite Index.

Although the Compensation Committee has decided to grant RSUs and PSUs based on the structure above, it retains the ability to change its approach to equity grants as a form of long-term equity incentive at its discretion.

Variable Pay.  Rewarding performance through variable pay is an important element of named executive officer compensation. We design our variable pay programs to be both reasonable and competitive in relation to the market. We consider adjusting our variable pay programs as appropriate for our named executive officers. Our senior management incentive bonus program is designed to motivate our named executive officers to achieve goals and to align payouts with actual results. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of each individual’s performance. The Compensation Committee has the discretion to increase or decrease a payout under the variable pay programs at any time in the event that it determines that circumstances warrant adjustment. A key factor in this evaluation is our executive “peer review” process, in which our broader executive team reviews the performance of certain other executives, including certain named executive officers, on a quarterly basis, and their confidential feedback is reviewed by our Compensation Committee when considering individual variable pay incentives. We believe the executive peer review motivates executive officers to work together in a productive fashion.

Benefits Programs.  We provide our named executive officers the following benefits: employee retirement; health and welfare benefits, such as our 401(k) retirement plan; group health insurance plans; and life, disability and accidental death insurance plans. Our named executive officers generally receive the same benefits as those provided to our other U.S. employees and do not receive additional perquisites. Our employee benefits programs are typically established and adjusted by our human resources department with approval, as necessary, from senior management and are consistent with the competitive practices of companies similar to us.

Determining the Amount of Elements of Executives’ Compensation in 2015

Overview.  In analyzing elements of our compensation program in 2015, the Compensation Committee engaged Compensia to provide an assessment of the compensation we offer to our named executive officers. The Compensation Committee also engaged Compensia for the limited purpose of gaining access to the compensation data that Compensia compiles for use in setting compensation for employees other than named executive officers. With respect to Compensia’s engagement in 2015, Compensia considered the compensation practices of the technology companies listed below, each of which had annual revenues ranging from approximately $288 million to $847 million, market capitalization generally ranging from $2.0 billion to $6.5 billion, and between 669 and 5,735 employees.

3D Systems Corporation	FireEye, Inc.
ANSYS, Inc.	Informatica Corporation
Aruba Networks, Inc.	IPG Photonics Corporation
Aspen Technology, Inc.	NetSuite Inc.
Check Point Software Technologies Ltd.	Palo Alto Networks, Inc.
CommVault Systems, Inc.	Solera Holdings Inc.
Concur Technologies, Inc.	The Ultimate Software Group, Inc.
CoStar Group Inc.	Verint Systems Inc.
FactSet Research Systems Inc.	VeriSign, Inc.

Base Pay.  As part of our annual performance review process and review of named executive officers’ compensation, early each year the Compensation Committee assesses the performance of the named executive officers, considering factors such as company performance, department performance, and individual performance, including the named executive officer’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. Largely as a result of this assessment and taking into account reasonable annual base pay increase practices, the Compensation Committee considered whether and how much to adjust the base pay of the named executive officers.

Taking into consideration performance and reasonable merit increases, in January 2015, the Compensation Committee raised the annual base pay of Mr. Ken Xie by 12.6% to $425,000, Mr. Michael Xie by 12% to $375,000, Mr. Del Matto by 3% to $391,400 and Mr. Whittle by 5% to $344,532. After these increases, the base pay of Mr. Ken Xie was below Compensia’s 25th percentile of market data, Mr. Michael Xie’s was at Compensia’s 75th percentile of market data, Mr. Del Matto’s was near Compensia’s 55th percentile of market data and Mr. Whittle’s was near Compensia’s 40th percentile of market data.

Equity-Based Awards.  In granting RSUs and PSUs to our named executive officers in 2015, the Compensation Committee exercised its judgment and considered, among other things, the role and contribution of the named executive officer and the value of unvested stock options, RSUs and PSUs already held by the executive.

In January 2015, the Compensation Committee approved refresh awards of 40,000 RSUs for each of Mr. Ken Xie and Mr. Michael Xie and 30,000 RSUs for each of Mr. Del Matto and Mr. Whittle. Each of these RSUs was granted in accordance with Fortinet’s Equity Award Grant Policy discussed in “— Timing of Equity Awards” below, and vests over four years with 25% vesting approximately one year from the date of grant and the remainder vesting quarterly thereafter.

Also in January 2015, the Compensation Committee approved refresh awards of 40,000 PSUs for Mr. Ken Xie, 30,000 PSUs for Mr. Michael Xie and 20,000 PSUs for each of Mr. Del Matto and Mr. Whittle. Each of these PSUs vests 50% at the end of a two-year service period and up to the remaining 50%, plus any unvested from the two-year period, at the end of a three-year service period with a multiplier based on Fortinet’s relative stock price performance over those respective periods compared to the performance of the NASDAQ Composite Index, as described in more detail under “— Elements of Our Compensation Program — Equity Based Awards” above.

Variable Pay.  We determine the executive’s actual level of variable compensation in accordance with the terms of the variable pay programs. In developing the framework, we seek to set total cash compensation (base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain and motivate our named executive officers.

In 2015, our variable pay programs for named executive officers fell under the Fortinet, Inc. Bonus Plan (the “Bonus Program”), with the Compensation Committee establishing, each year, a more detailed incentive bonus program within the parameters of our Bonus Program. In 2015, the Compensation Committee based the Bonus Program funding on achievement of revenue and operating income targets, as set forth in more detail below, with 75% of the bonus pool funding based on revenue achievement and 25% based on operating income achievement. We weight the Bonus Program funding more heavily toward achieving revenue over operating income targets because we believe that, at this stage, a focus on growing revenues will help drive our long-term success and result in greater opportunity for profit in the future and enhanced stockholder value. We believe it is important for our executives to monitor expenses closely as well, so we also base a portion of the bonus pool funding on the operating income target. Operating income for purposes of the Bonus Program is not calculated in accordance with U.S. generally accepted accounting principles and is defined as net income plus income taxes, stock-based compensation, interest income and foreign exchange currency gains or losses.

A minimum percentage of the revenue and operating income target must be met before funding can occur. For 2015, with respect to Messrs. Ken Xie and Michael Xie, the minimum percentage of both the revenue target and the operating income target was 95%. Once the threshold performance target is realized, the funding for Messrs. Ken Xie and Michael Xie increases on a graduated basis for each of the revenue portion and the operating income portion as follows:

Revenue Performance	Funding Amount
95% – 100%	70% funding of the revenue-based portion for performance at 95% and 6% funding for every additional 1% of performance between 95% and 100%
100% – 150%	0.8% funding for every additional 1% of performance between 100% and 150%

Operating Income Performance	Funding Amount
95% – 100%	70% funding of the operating income-based portion for performance at 95% and 6% funding for every additional 1% of performance between 95% and 100%
100% – 150%	0.8% funding for every additional 1% of performance between 100% and 150%

For example, for the revenue portion for Messrs. Ken Xie and Michael Xie:

•	Below 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 0%,
•	at 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 70%,
•	at 100% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 100%, and
•	above 150% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 140%.

For 2015, with respect to Messrs. Del Matto and Whittle, the minimum percentage of the revenue target was 90% and the minimum percentage of the operating income target was 85%. Once the threshold performance target is realized, the funding for Messrs. Del Matto and Whittle increases on a graduated basis for each of the revenue portion and the operating income portion as follows:

Revenue Performance	Funding Amount
90% – 100%	40% funding of the revenue-based portion for performance at 90% and 6% funding for every additional 1% of performance between 90% and 100%
100% – 150%	0.8% funding for every additional 1% of performance between 100% and 150%

Operating Income Performance	Funding Amount
85% – 90%	8% funding of the operating income-based portion for every additional 1% of performance over 85%
90% – 100%	6% funding for every additional 1% of performance between 90% and 100%
100% – 150%	0.8% funding for every additional 1% of performance between 100% and 150%

For example, for the revenue portion for Messrs. Del Matto and Whittle:

•	Below 90% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 0%,
•	at 90% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 40%,
•	at 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 70%,
•	at 100% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 100%, and
•	above 150% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 140%.

Bonuses are calculated and awarded quarterly. Individual target bonuses under the Bonus Program are expressed as a percentage of the named executive officer’s base salary for 100% goal achievement. During 2015, our chief executive officer made bonus recommendations to the Compensation Committee for Messrs. Del Matto and Whittle, taking into consideration company achievement versus the financial targets discussed below and peer review data. The Compensation Committee in turn gave final approval after discussing the recommendations. The Compensation Committee approved bonuses for Messrs. Ken Xie and Michael Xie based upon the same criteria under the Bonus Program. The compensation framework of variable pay for our named executive officers was approximately based on a market 50th percentile target.

For 2015, the Compensation Committee approved bonus targets of 100% of base salary for Mr. Ken Xie, 65% of base salary for Mr. Del Matto and 50% of base salary for Messrs. Michael Xie and Whittle. In addition, for 2015, Mr. Whittle was eligible for up to an additional 10% bonus for his strategic alliances and corporate development responsibilities. See “— 2015 Summary Compensation Table” below.

As noted above, the Bonus Program is based on internal revenue and operating income performance targets set at the beginning of the year. The targets were set at levels determined to be challenging and requiring substantial effort on the part of senior management. For 2015, we achieved between 97% and 137% of our quarterly and annual operating income targets and we achieved between 100% and 104% of our quarterly and annual revenue targets. We paid bonuses to our senior management for 2015 based on achievement of these corporate goals and the peer reviews as discussed above. The charts below set forth our internal revenue and operating income performance targets compared to the revenue and operating income actually achieved, and indicates the percentages of target revenue actually achieved.

2015 Revenue
$1,200
$1,000
$800
$600
$400
$200
$0
$M
101%
102%
104%
100%
Q1
Q2
Q3
Year
Actual
Target

2015 Operating Income
$150
$125
$100
$75
$50
$25
$0
$M
137%
131%
97%
99%
Q1
Q2
Q3
Year
Actual
Target

Note:	Bonus calculations are based on unaudited/preliminary revenue and operating income results.

Benefits Programs.  In 2015, our named executive officers received the same employee benefits as our other U.S.-based employees. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and the overall market.

    Severance and Change of Control Agreements

In February 2016, we entered into Amended and Restated Change of Control Severance Agreements with each of Messrs. Ken Xie, Michael Xie, Del Matto and Whittle. The amendments were entered into to clarify the prior Change of Control Severance Agreements and did not reflect substantive changes. The Amended and Restated Change of Control Severance Agreements provide for payments and benefits upon termination of their employment in specified circumstances. These arrangements (including potential payments and terms) are discussed in more detail in the “— Potential Payments Upon Termination or Change of Control” section below. We believe that these severance agreements help us from a retention standpoint, and they are particularly necessary in an industry such as ours, where there has been market consolidation. We believe that entering into these agreements helps the named executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the Compensation Committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established by our peer group, and applicable law.

    Timing of Equity Awards

The Compensation Committee granted both refresh RSUs and refresh PSUs to executives in January 2015. The Board of Directors and Compensation Committee reserve the right, however, to grant refresh RSUs and PSUs, or other equity awards at other times during the year, and to grant more or fewer than two refresh grants per year. With respect to newly hired employees, our practice is typically to make stock grants at the first quarterly meeting of the Compensation Committee following such employee’s hire date.

Pursuant to our Equity Award Grant Policy, equity awards are granted effective as of the date that is the tenth trading day on the NASDAQ Global Market following the date of our next quarterly earnings announcement following the meetings of our Compensation Committee or Board of Directors when such equity awards were approved.

    Performance-Based Compensation Recovery Policy

The Compensation Committee has adopted a compensation recovery policy that allows us to recover or “clawback” performance-based cash compensation from certain employees who participate in the Bonus Program in the event of a material restatement of our financial results. Under the policy, if the material restatement would result in any performance-based cash compensation paid under the Bonus Program during the three years preceding the restatement to have been lower had it been calculated based on such restated results, we may recover the amounts in excess of what would have been paid under the restatement, from any participant who received such performance-based cash compensation who is determined to have engaged in intentional or unlawful misconduct that materially contributed to the need for such restatement. Our Board of Directors (or a committee designated by the Board of Directors) has the sole authority to enforce this policy, and it is limited by applicable law.

    Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we use RSUs and PSUs, and reserve the right to use other forms of equity, as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards and taking into consideration potential impact on dilution and competitive practices. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) imposes limits on the amount of compensation that a public company may deduct in any one year for the compensation of the chief executive officer and other highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation (including stock options), as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we may choose to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in designing a comprehensive plan for our executives that promotes our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. To that end, our Board of Directors previously adopted, and our stockholders previously approved, the Fortinet, Inc. Cash and Equity Incentive Plan to permit cash bonuses and certain equity compensation to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore fully deductible by us for federal income tax purposes.

Compensation Committee Report

The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

William H. Neukom (Chairman)
Ming Hsieh
Christopher B. Paisley

2015 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for fiscal 2015, 2014 and 2013.

Name and Principal Position	Year	Salary		Bonus ($)		Option Awards ($)(1)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ken Xie Chief Executive Officer	2015	425,000		—		—	2,788,200	435,385	—	3,648,585
	2014	406,372	(5)	—		—	1,700,200	368,081	—	2,474,653
	2013	359,375		—		—	2,016,650	138,045	—	2,514,070
Michael Xie President and Chief Technology Officer	2015	375,000		—		—	2,411,500	192,081	—	2,978,581
	2014	360,490	(5)	—		—	1,489,750	114,055	—	1,964,295
	2013	318,800		—		—	1,704,500	61,230	—	2,084,530
Andrew Del Matto(6) Chief Financial Officer	2015	391,400		—		—	1,716,950	256,658	5,200	2,370,208
	2014	381,401	(5)	50,000	(7)	—	3,136,075	220,653	5,200	3,793,329

John Whittle Vice President of Corporate Development, General Counsel and Corporate Secretary	2015	344,532		—		—	1,716,950	202,074	4,843	2,268,399
	2014	332,695	(5)	—		—	1,384,525	190,708	4,455	1,912,383
	2013	308,158		—		—	1,477,650	99,520	4,471	1,889,799

(1)	The amounts shown represent the aggregate grant date fair value of equity awards granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation — Stock Compensation) (“FASB ASC Topic 718”). The assumptions used in the valuation of these awards are set forth in note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the named executive officers will receive from the awards.
(2)	The amounts shown represent the aggregate grant date fair value of RSUs and PSUs granted to the named executive officers. The fair value of the PSUs was calculated using the Monte Carlo simulation model on the date of grant and based on the market price of our common stock on the date of grant modified to reflect the impact of the market-based vesting condition, including the estimated payout level based on that condition. See “— Grants of Plan-Based Awards in 2015” and “— Elements of Our Compensation Program — Equity Based Awards” for additional details regarding the RSUs and PSUs granted to named executive officers in fiscal 2015.
(3)	See “— Grants of Plan-Based Awards in 2015” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn in fiscal 2015. See also “— Determining the Amount of Elements of Executives’ Compensation — Variable Pay” above for a discussion regarding our Bonus Program.
(4)	Represents company matching contributions to Fortinet’s tax-qualified defined contribution plan (the 401(k) plan).

(5)	Includes a one-time cash payment of $29,027, $25,749, $2,841, and $4,570 to Messrs. Ken Xie, Michael Xie, Del Matto, and Whittle, respectively, for accrued but unused paid time off as of December 31, 2014 due to a change in our policy applicable to U.S. employees regarding paid time off. In accordance with this policy, as of 2015, we no longer accrue paid time off for our U.S. employees, including our named executive officers.
(6)	Mr. Del Matto was not an executive officer in fiscal 2013.
(7)	Represents a signing bonus of $50,000 which was subject to Mr. Del Matto’s completion of two years of employment with us.

Grants of Plan-Based Awards in 2015

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2015 under any plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Ken Xie	Cash	—	—	12,396	425,000	595,000		—	—	—	—	—
	RSU	2/11/2015	1/16/2015	—	—	—		—	—	—	40,000	1,311,400
	PSU	2/11/2015	1/16/2015	—	—	—		—	40,000	60,000	40,000	1,466,800
Michael Xie	Cash	—	—	5,469	187,500	262,500		—	—	—	—	—
	RSU	2/11/2015	1/16/2015	—	—	—		—	—	—	40,000	1,311,400
	PSU	2/11/2015	1/16/2015	—	—	—		—	40,000	60,000	30,000	1,100,100
Andrew Del Matto	Cash	—	—	848	254,410	356,174		—	—	—	—	—
	RSU	2/11/2015	1/16/2015	—	—	—		—	—	—	30,000	983,550
	PSU	2/11/2015	1/16/2015	—	—	—		—	30,000	45,000	20,000	733,400
John Whittle	Cash	—	—	689	206,719	275,626	(3)	—	—	—	—	—
	RSU	2/11/2015	1/16/2015	—	—	—		—	—	—	30,000	983,550
	PSU	2/11/2015	1/16/2015	—	—	—		—	30,000	45,000	20,000	733,400

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2015 performance under the Bonus Program, as described in “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay.” These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer.
(2)	The amounts shown represent the grant date fair value of RSUs granted during fiscal 2015, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the named executive officers will receive from the award.
(3)	This amount assumes full payout of Mr. Whittle’s additional 10% bonus for strategic alliances and corporate development responsibilities.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table presents information concerning unexercised options and unvested RSUs for each named executive officer outstanding as of the end of fiscal 2015.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(2)
Name	Grant Date(1)	Exercisable		Unexercisable
Ken Xie	2/10/2010	100,000	(4)	—	8.43	2/10/2017	—	—	—		—
	2/08/2011	100,000	(4)	—	20.235	2/08/2018	—	—	—		—
	8/02/2011	50,000	(4)	—	20.13	8/02/2018	—	—	—		—
	2/14/2012	76,666		3,334	26.70	2/14/2019	—	—	—		—
	8/8/2012	—		—	—	—	6,563	204,568	—		—
	2/13/2013	—		—	—	—	7,813	243,531	—		—
	8/13/2013	—		—	—	—	—	—	32,500	(5)	1,013,025
	2/12/2014	—		—	—	—	22,500	701,325	—		—
	5/7/2014	—		—	—	—	—	—	40,000	(6)	1,246,800
	2/11/2015	—		—	—	—	40,000	1,246,800	—		—
	2/11/2015	—		—	—	—	—	—	40,000	(7)	1,246,800
Michael Xie	1/28/2009	200,000	(4)	—	3.735	1/28/2016	—	—	—		—
	2/10/2010	50,000	(4)	—	8.43	2/10/2017	—	—	—		—
	2/08/2011	100,000	(4)	—	20.235	2/08/2018	—	—	—		—
	8/02/2011	50,000	(4)	—	20.13	8/02/2018	—	—	—		—
	2/14/2012	76,666		3,334	26.70	2/14/2019	—	—	—		—
	8/8/2012	—		—	—	—	3,126	97,437	—		—
	2/13/2013	—		—	—	—	12,500	389,625	—		—
	8/13/2013	—		—	—	—	—	—	17,500	(5)	545,475
	2/12/2014	—		—	—	—	22,500	701,325	—		—
	5/7/2014	—		—	—	—	—	—	30,000	(6)	935,100
	2/11/2015	—		—	—	—	40,000	1,246,800	—		—
	2/11/2015	—		—	—	—	—	—	30,000	(7)	935,100
Andrew Del Matto	2/12/2014	—		—	—	—	67,500	2,103,975	—		—
	2/12/2014	—		—	—	—	—	—	25,000	(8)	779,250
	2/11/2015	—		—	—	—	30,000	935,100	—		—
	2/11/2015	—		—	—	—	—	—	20,000	(7)	623,400
John Whittle	2/14/2012	38,333		1,667	26.70	2/14/2019	—	—	—		—
	8/8/2012	—		—	—	—	1,875	58,443	—		—
	2/13/2013	—		—	—	—	10,938	340,937	—		—
	8/13/2013	—		—	—	—	—	—	15,000	(5)	467,550
	2/12/2014	—		—	—	—	22,500	701,325	—		—
	5/7/2014	—		—	—	—	—	—	25,000	(6)	779,250
	2/11/2015	—		—	—	—	30,000	935,100	—		—
	2/11/2015	—		—	—	—	—	—	20,000	(7)	623,400

(1)	Reflects options granted under the 2009 Equity Incentive Plan and 2008 Stock Plan, as applicable, and RSUs and PSUs granted under the 2009 Equity Incentive Plan. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of ¼th upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter and all RSUs granted to named executive officers vest over a four-year period, at a rate of ¼th upon the first anniversary of the date of grant and then at a rate of 1/12th per quarter thereafter.
(2)	Represents the fair market value of the shares underlying the RSUs as of December 31, 2015, based on the closing price of Fortinet’s common stock, as reported on The NASDAQ Global Select Market, of $31.17 per share on December 31, 2015.

(3)	Represents the target number of shares of Fortinet common stock that may vest under PSUs outstanding as of December 31, 2015. Each of these PSUs vests 50% at the end of a two-year service period and up to the remaining 50%, plus any unvested from the two-year period, at the end of a three-year service period based on Fortinet’s relative stock price performance over those respective periods compared to the performance of the NASDAQ Composite Index, as described in more detail under “— Elements of Our Compensation Program — Equity Based Awards” above.
(4)	The option is fully vested and immediately exercisable.
(5)	The two-year service periods for the PSUs granted to Messrs. Ken Xie, Michael Xie and Whittle in 2013 ended in August 2015, at which time 16,250 PSUs vested for Mr. Ken Xie, 8,750 PSUs vested for Mr. Michael Xie and 7,500 PSUs vested for Mr. Whittle. The three-year service periods for the PSUs granted to Messrs. Ken Xie, Michael Xie and Whittle end in August 2016.
(6)	The two- and three-year service periods for the PSUs granted to Messrs. Ken Xie, Michael Xie and Whittle in 2014 end in May 2016 and May 2017, respectively.
(7)	The two- and three-year service periods for the PSUs granted to Messrs. Ken Xie, Michael Xie, Del Matto and Whittle in 2015 end in February 2017 and February 2018, respectively.
(8)	The two-year service period for the PSUs granted to Mr. Del Matto in 2014 ended in February 2016, at which time 18,750 PSUs vested for Mr. Del Matto. The three-year service period for the PSUs granted to Mr. Del Matto ends in February 2017.

2015 Option Exercises and Stock Vested

The following table presents information concerning amounts realized from option exercises and RSUs vested during fiscal 2015 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ken Xie	500,000	14,891,000	81,250	3,491,386
Michael Xie	250,000	10,895,275	57,916	2,385,889
Andrew Del Matto	—	—	52,500	1,800,450
John Whittle	85,000	1,653,629	51,250	2,097,232

(1)	The value realized on exercise reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2015.
(2)	The value realized on vesting reflects the aggregate fair market value of all Fortinet common stock issued pursuant to vested RSUs during 2015.

Potential Payments Upon Termination or Change of Control

    Termination or Change of Control Arrangements

Ken Xie.  On February 4, 2016, we entered into an Amended and Restated Change of Control Severance Agreement with Ken Xie, our Chief Executive Officer, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. The amendment was entered into to clarify Mr. Ken Xie’s prior Change of Control Severance Agreement and did not reflect substantive changes. The term of Mr. Ken Xie’s Amended and Restated Change of Control Severance Agreement expires on August 7, 2019.

This agreement provides that, if Mr. Ken Xie’s employment is terminated without Cause (as defined below), or if he terminates his employment with us for Good Reason (as defined below), prior to, or absent, a Change of Control (as defined below) or after twelve months following a Change of Control, he will be entitled to a severance payment in an amount equal to twelve months of his then-current base salary and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents. If Mr. Ken Xie is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, in addition to receiving twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater) and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, Mr. Ken Xie’s unvested equity awards will immediately vest as of his termination date. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Ken Xie is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Michael Xie.  On February 4, 2016, we entered into an Amended and Restated Change of Control Severance Agreement with Michael Xie, our President and Chief Technology Officer, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. The amendment was entered into to clarify Mr. Michael Xie’s prior Change of Control Severance Agreement and did not reflect substantive changes. The term of Mr. Michael Xie’s Amended and Restated Change of Control Severance Agreement expires on August 7, 2019.

This agreement provides that, if Mr. Michael Xie’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment and/or benefits as determined by us in our sole discretion. If he is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, he will receive a severance payment equal to six months of his base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest as of his termination date. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Michael Xie is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Andrew Del Matto.  On February 4, 2016, we entered into an Amended and Restated Change of Control Severance Agreement with Andrew Del Matto, our Chief Financial Officer, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twenty-four months. The amendment was entered into to clarify Mr. Del Matto’s prior Change of Control Severance Agreement and did not reflect substantive changes. The term of Mr. Del Matto’s Change of Control Severance Agreement terminates on December 17, 2018.

This agreement provides that, if Mr. Del Matto’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment equal to nine months of base salary (as in effect immediately prior to his termination), nine months of medical, dental and/or vision benefits for him and/or his eligible dependents and his unvested equity awards will immediately vest as to the awards that would have vested over the next nine months and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. If Mr. Del Matto is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental and/or vision benefits for him and/or his eligible dependents and his unvested equity awards will immediately vest as of his termination date. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Del Matto is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

John Whittle.  On February 4, 2016, we entered into an Amended and Restated Change of Control Severance Agreement with John Whittle, our Vice President of Corporate Development, General Counsel and Corporate Secretary, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. The amendment was entered into to clarify Mr. Whittle’s prior Change of Control Severance Agreement and did not reflect substantive changes. The term of Mr. Whittle’s Amended and Restated Change of Control Severance Agreement expires on August 7, 2019.

This agreement provides that, if Mr. Whittle’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to, or absent, a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to his termination) and his unvested equity awards will immediately vest as to the awards that would have vested over the next twelve months and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. If Mr. Whittle is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, then in addition to receiving twelve months base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), he will receive twelve months of medical, dental and/or vision benefits for him and/or his eligible dependents and all of his unvested equity awards immediately vest as of his termination date. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Whittle is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements with the above-mentioned executives:

(1)	“Change of Control” generally means:
(a)	the acquisition by one person or group of persons of Fortinet securities representing 50% or more of total voting power at the time of acquisition;
(b)	a change in the composition of the Board of Directors occurring within a 12 month period, which results in fewer than a majority of the directors on the Board of Directors being incumbent directors;
(c)	the date of the consummation of a merger or consolidation between Fortinet and any other corporation that has been approved by our stockholders, other than a merger or consolidation that would result in our voting securities representing 50% or more of the total voting power immediately after such merger or consolidation, or if our stockholders approve a plan of Fortinet’s complete liquidation; or
(d)	a change in the ownership of a substantial portion of Fortinet’s assets, having a total gross fair market value equal to or more than 50% of the total fair market value of all of Fortinet’s assets immediately prior to such acquisition.

Notwithstanding the foregoing, a transaction that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

(2)	“Cause” generally means:
(a)	an act of dishonesty by the executive in connection with the executive’s responsibilities as an employee that materially and adversely affects the company;

(b)	the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;
(c)	the executive’s gross misconduct that materially and adversely affects the company’s reputation or business; or
(d)	the executive’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects the company’s reputation or business, after the executive has received a written demand of performance from the company that specifically sets forth the factual basis for the company’s belief that the executive has not substantially performed his duties and the executive continues to refuse to cure such non-performance within thirty days after receiving such notice.
(3)	“Good Reason” generally means the occurrence of one of more of the following events without the executive’s express written consent:
(a)	a material diminution in the executive’s position or responsibilities with the company;
(b)	a material reduction in the base salary of the executive;
(c)	a material change in the geographic location of the executive of twenty-five miles or more;
(d)	any material breach by the company of any material provision of the Change of Control Severance Agreement; or
(e)	the company’s failure to obtain the assumption of the Change of Control Severance Agreement by any successor to substantially all of the company’s business and/or assets.

The executive may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than 30 days following the date of such notice.

    Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2015 (December 31, 2015), and the price per share of Fortinet’s common stock is the closing price on the NASDAQ Global Market as of that date ($31.17). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination Not Within One Year after a Change of Control(1)			Qualifying Termination Within One Year after a Change of Control(1)
Name	Salary ($)(2)	Acceleration of Equity Vesting ($)		Salary ($)(2)	Acceleration of Equity Vesting ($)(3)
Ken Xie(4)	425,000	—		425,000	5,917,753
Michael Xie(5)	—	—		187,500	4,865,765
Andrew Del Matto(6)	293,550	1,636,425	(7)	391,400	4,636,538
John Whittle(5)	344,532	1,916,614	(7)	344,532	3,913,458

(1)	A “Qualifying Termination” under the Change of Control Severance Agreement is an involuntary termination without “Cause” or a voluntary resignation for “Good Reason,” as defined above.
(2)	The severance amount related to base salary was determined based on base salaries in effect on December 31, 2015, the last business day of fiscal 2015.

(3)	The value is calculated by multiplying (a) the number of unvested shares by (b) (i) the difference between $31.17 and the exercise price for stock options or (ii) $31.17 for RSUs and PSUs. The value of accelerated PSUs is based on achievement of an award multiplier of 100%.
(4)	The named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a period of up to 12 months after his Qualifying Termination prior to or absent a Change of Control, after 12 months following a Change of Control, or within one year after a Change of Control. The value as of December 31, 2015 for 12 months of COBRA continuation coverage was $28,780.
(5)	The named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under COBRA for a period of up to 12 months after his Qualifying Termination within one year after a Change of Control. The value as of December 31, 2015 for 12 months of COBRA continuation coverage was $28,780.
(6)	The named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under COBRA for a period of (i) up to nine months after his Qualifying Termination prior to or absent a Change of Control and after 12 months following a Change of Control and (ii) up to 12 months after his Qualifying Termination within one year after a Change of Control. The value as of December 31, 2015 for nine months and 12 months of COBRA continuation coverage was $21,585 and $28,780, respectively.
(7)	The value is calculated by multiplying (a) the number of shares that would have vested over nine months (in the case of Mr. Del Matto) or 12 months (in the case of Mr. Whittle) following December 31, 2015 by (b) (i) the difference between $31.17 (the per share closing stock price on December 31, 2015) and the exercise price for stock options (if any) and (ii) $31.17 for RSUs and PSUs. The value of accelerated PSUs is based on achievement of an award multiplier of 100%.

Compensation of Directors

    Compensation for Fiscal 2015

The following table provides information concerning the compensation paid by Fortinet to each of our non-employee directors for service on our Board of Directors in fiscal 2015. Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)(5)	Total ($)
Ming Hsieh	48,973	244,150	293,123
Chenming Hu(1)	21,610	—	21,610
Gary Locke	12,024	499,650	511,674
Hong Liang Lu(2)	31,152	244,150	275,302
William H. Neukom	47,382	244,150	291,532
Christopher B. Paisley	71,731	244,150	315,881
Judith Sim	22,663	732,450	755,113

(1)	Mr. Hu’s three-year term on our Board of Directors expired at the 2015 Annual Meeting and he did not stand for re-election.
(2)	Mr. Lu was a member of our Board of Directors in 2015 until his resignation from the Board of Directors on August 24, 2015.
(3)	Reflects fees earned or paid in cash for services rendered in the last fiscal year.
(4)	The amounts shown represent the aggregate grant date fair value of RSUs awarded to directors during the year, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the directors will receive from the awards.

(5)	As of December 31, 2015, the aggregate number of shares underlying options and RSUs outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options and RSUs Outstanding
Ming Hsieh	16,144
Chenming Hu	—
Gary Locke	15,000
Hong Liang Lu	—
William H. Neukom	17,213
Christopher B. Paisley	56,901
Judith Sim	15,000

    Standard Director Compensation Arrangements

In accordance with our annual cash retainer policy and equity award grant policy applicable to non-employee directors, each non-employee director is entitled to receive the following compensation for service on the Board of Directors:

•	an annual cash retainer for serving on the Board of Directors of $40,000, paid quarterly, in addition to the annual cash retainer for service on the committees of the Board of Directors as discussed below;
•	an annual cash retainer for serving as lead independent director of the Board of Directors of $10,000, paid quarterly;
•	upon initial appointment or election to the Board of Directors, an automatic initial grant of 15,000 RSUs vesting over a 3-year period;
•	after completion of each full year of service, an additional annual refresh grant of 5,000 RSUs vesting over a 1-year period;
•	an annual cash retainer for serving in a non-chair position on the (i) Audit Committee of $8,000, (ii) Compensation Committee of $5,000, and (iii) Nominating and Corporate Governance committee of $3,000; and
•	an annual cash retainer of (i) $20,000 for serving as the chair of the Audit Committee, (ii) $10,000 for serving as the chair of the Compensation Committee and (iii) $5,000 for serving as the chair of the Nominating and Corporate Governance Committee.

Prior to our 2015 Annual Meeting, on which date the annual cash retainer was increased to $40,000, the annual cash retainer for serving on the Board of Directors was $33,000, paid quarterly. Prior to July 17, 2015, on which date the initial RSU grant and annual refresh RSU grant for serving on the Board of Directors were changed to the above, non-employee directors received an initial grant of 20,000 RSUs vesting over a 4-year period and an annual refresh grant of 6,000 RSUs vesting over a 4-year period for serving on the Board of Directors. Otherwise, the compensation described above remained unchanged from the date of the 2015 Annual Meeting.

    Termination or Change of Control Arrangements

We have entered into change of control agreements with each of the non-employee directors. These agreements provide that upon a Change of Control, 100% of the unvested equity awards held by such directors will immediately vest.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the named executive officers. See “— Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements.”

    Other Arrangements

While non-employee directors are not typically paid or reimbursed for travel, lodging and related expenses associated with attending meetings of the Board of Directors or committees of the Board of Directors and for participating in activities related to service on the Board of Directors, we have from time-to-time paid or reimbursed our non-employee directors for reasonable expenses associated with attendance at meetings of the Board of Directors or committees of the Board of Directors.

Equity Compensation Plan Information

We currently maintain the following two equity compensation plans that provide for the issuance of shares of common stock to our officers and other employees, directors and consultants: the 2009 Equity Incentive Plan, as amended (the “2009 Plan”), and the 2011 Employee Stock Purchase Plan, each of which has been approved by stockholders, and the Meru Networks, Inc. 2010 Equity Incentive Plan (the “Meru 2010 Plan”), which has not been approved by stockholders. The Meru 2010 Plan was assumed by Fortinet on July 8, 2015 pursuant to an Agreement and Plan of Merger by and among Fortinet, Meru Network, Inc. and Malbrouck Acquisition Corp., dated as of May 27, 2015. We previously maintained the Amended and Restated 2000 Stock Plan (the “2000 Plan”) and 2008 Stock Plan (the “2008 Plan”), both of which we terminated in connection with our initial public offering in 2009. The termination of the 2000 Plan and 2008 Plan did not affect awards outstanding under the plans, which continue to be governed by the terms and conditions of the respective plans.

The following table summarizes the number of outstanding options and rights and number of securities remaining available for future issuance under our equity compensation plans as of December 31, 2015.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	16,190,249 (1)	$20.03 (2)	40,827,422 (3)
Equity compensation plans not approved by security holders	34,571	N/A	—
Total	16,224,820	$20.03	40,827,422

(1)	Excludes purchase rights accruing under the 2011 Employee Stock Purchase Plan.
(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs and PSUs, which have no exercise price.
(3)	Includes 35,610,642 shares of common stock available for issuance under the 2009 Plan and 5,216,780 shares available for issuance under the 2011 Employee Stock Purchase Plan. The shares that are reserved for issuance under the 2009 Plan are subject to automatic increase on January 1 each year by the lesser of (a) 5% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year, (b) 14,000,000 shares or (c) such number of shares determined by the Board of Directors. On January 1, 2016, an additional 8,569,936 shares were reserved for issuance under this automatic increase feature of the 2009 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related-Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee is responsible for approving and overseeing any related-person transaction. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Fortinet;
•	Any person known to be the beneficial owner of more than five percent of Fortinet’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Fortinet’s directors, certain officers and any persons holding more than ten percent of Fortinet’s common stock are required to report initial ownership of the Fortinet common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Fortinet is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on a review of the reports furnished to Fortinet, or written representations from reporting persons that all reportable transaction were reported, Fortinet believes that during the fiscal year ended December 31, 2015, Fortinet’s directors, certain officers and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for a late Form 4 filed by Keith Jensen, Fortinet’s Chief Accounting Officer, to report an acquisition of 5,000 RSUs.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2016, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our non-employee directors and nominees;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors, Director Nominees and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
BlackRock, Inc.(3)	11,106,678	6.5
The Vanguard Group(4)	10,179,640	6.0
Non-Employee Directors and Nominees:
Ming Hsieh(5)	18,974		*
Gary Locke	—	—
William H. Neukom(6)	22,211		*
Christopher B. Paisley(7)	93,648		*
Judith Sim	—	—
Named Executive Officers:
Ken Xie(8)	14,324,876	8.3
Michael Xie(9)	13,704,542	8.0
Andrew Del Matto(10)	28,492		*
John Whittle(11)	65,928		*
All directors and current executive officers as a group (9 persons)(12)	28,258,671	16.4

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 899 Kifer Road, Sunnyvale, California 94086.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2016, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 171,587,272 shares of common stock outstanding on March 31, 2016.
(3)	Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on February 10, 2016. BlackRock reported beneficial ownership of 11,106,678 shares, including 10,284,313 shares over which it has sole voting power and 11,106,678 shares over which it has sole dispositive power. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.
(4)	Based solely on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 10, 2016. Vanguard reported beneficial ownership of 10,179,640 shares, including 143,161 shares over which it has sole voting power and 10,025,779 shares over which it has sole dispositive power. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	Includes (i) 17,393 shares held of record by Mr. Hsieh; and (ii) 1,581 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016.
(6)	Includes (i) 20,299 shares held of record by Mr. Neukom; and (ii) 1,912 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016.
(7)	Includes (i) 53,674 shares held of record by Mr. Paisley; (ii) 39,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2016; and (iii) 974 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016.
(8)	Includes (i) 12,767,127 shares held of record by Mr. Ken Xie; and (ii) 1,199,000 shares held of record by the Xie Foundation, a non-profit entity for which Mr. Ken Xie serves as co-president and a director. Mr. Ken Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by the Xie Foundation. Also includes (i) 330,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2016; and (ii) 28,749 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016. Does not include up to 40,000 shares underlying PSUs held by Mr. Ken Xie that are subject to vesting within 60 days of March 31, 2016 to the extent that performance objectives are achieved.
(9)	Includes (i) 6,482,000 shares held of record by Mr. Michael Xie; (ii) 754,866 shares held by the K.A. Family Trust dated May 3, 2010, for which Mr. Michael Xie serves as a trustee; (iii) 462,488 shares held by The K.A. Children’s Trust dated February 9, 2011, for which Mr. Michael Xie serves as a trustee; (iv) 2,251,323 shares held by the 2014 Michael Xie Grantor Retained Annuity Trust dated March 6, 2014, for which Mr. Michael Xie serves as a trustee; (v) 2,251,323 shares held by the 2014 Danke Wu Grantor Retained Annuity Trust dated March 6, 2014, for which Mr. Michael Xie serves as a trustee; and (vi) 1,199,000 shares held by the Xie Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director. Mr. Michael Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by the Xie Foundation. Also includes (i) 280,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2016; and (ii) 23,542 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016. Does not include up to 30,000 shares underlying PSUs held by Mr. Michael Xie that are subject to vesting within 60 days of March 31, 2016 to the extent that performance objectives are achieved.
(10)	Includes (i) 19,117 shares held of record by Mr. Del Matto; and (ii) 9,375 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016. Does not include up to 20,000 shares underlying PSUs held by Mr. Del Matto that are subject to vesting within 60 days of March 31, 2016 to the extent that performance objectives are achieved.
(11)	Includes (i) 6,241 shares held of record by Mr. Whittle; (ii) 40,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2016; and (iii) 19,687 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2016. Does not include up to 20,000 shares underlying PSUs held by Mr. Whittle that are subject to vesting within 60 days of March 31, 2016 to the extent that performance objectives are achieved.
(12)	Includes (i) 19,365,851 shares held of record by the current directors and executive officers; (ii) 689,000 shares issuable upon exercise of options held by the current directors and executive officers that are exercisable within 60 days of March 31, 2016; and (iii) 85,820 shares issuable upon the settlement of RSUs held by the current directors and executive officers that will vest within 60 days of March 31, 2016. Does not include up to 110,000 shares underlying PSUs held by the current directors and executive officers that are subject to vesting within 60 days of March 31, 2016 to the extent that performance objectives are achieved.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board regarding “Communication with Audit Committees”; and
•	Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Christopher B. Paisley (Chairman)
Ming Hsieh
Judith Sim

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2016 Annual Meeting. If any other matters properly come before the 2016 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2016 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 29, 2016

Fortinet, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 16, 2016.

Vote by Internet

- Go to **www.envisionreports.com/FTNT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors Recommends a Vote "For" each of the Nominees listed in Proposal 1 and "For" Proposals 2 and 3.

1. **ELECTION OF TWO CLASS I DIRECTORS**

Nominees:

	For	Against
01 - Ming Hsieh	☐	☐
02 - Christopher B. Paisley	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02CWLA

Important notice regarding the Internet availability of proxy materials for the 2016 Annual Meeting of Stockholders.
The Proxy Statement and the 2015 Annual Report are available at:
http://www.envisionreports.com/FTNT

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — FORTINET, INC.

Annual Meeting of Stockholders to be Held on June 17, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC.

The undersigned hereby appoints Ken Xie and John Whittle, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 17, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)